Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION (this “Assignment”) is made as of October 11, 2024 (the “Effective Date”), by and between NAYA Biosciences, Inc., a Delaware corporation (“Assignor”), and INVO Bioscience, Inc., a Nevada corporation (“Assignee”).

WITNESSETH

WHEREAS, Assignor entered into that certain Registration Rights Agreement, dated as of September 12, 2024, by and among the Assignor and Five Narrow Lane LP, attached hereto as Exhibit A (as amended from time to time, the “Registration Rights Agreement”);

WHEREAS, Assignee, INVO Merger Sub Inc., a wholly owned subsidiary of Assignee and a Delaware corporation (“Merger Sub”), and Assignor entered into the Amended and Restated Agreement and Plan of Merger, dated as of October 11, 2024 (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Assignor, with Assignor continuing as the surviving corporation and a wholly owned subsidiary of Assignee; and

WHEREAS, Assignor desires to assign, and Assignee desires to assume the rights, duties and liabilities of Assignor under the Registration Rights Agreement.

NOW, THEREFORE, in consideration for entering into the Merger Agreement, the parties hereto, intending legally to be bound, hereby agree as follows:

1. Assignment. As of the Effective Date, Assignor assigns to Assignee all of its rights, duties, liabilities and obligations in, to and under the Registration Rights Agreement. Notwithstanding the foregoing, Assignor shall remain liable under the Registration Rights Agreement for all liabilities and obligations under the Registration Rights Agreement that accrue on or prior to the Effective Date.

2. Assumption. Assignee hereby assumes all rights, duties, liabilities and obligations required of Assignor under the Registration Rights Agreement, and Assignee shall comply with all terms and conditions of the Registration Rights Agreement.

3. Section 2(e) of the Registration Rights Agreement shall be amended by replacing “disregarding any reduction pursuant to Section 2(f)” with “other than a reduction pursuant to Section 2(f)” throughout Section 2(e).

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the parties have executed this Assignment on the day and year first above written.

ASSIGNOR:

NAYA Biosciences, Inc.

By:	/s/ Daniel Teper
Name:	DR. Daniel Teper
Title:	CEO

ASSIGNEE:

INVO BIOSCIENCE, INC.

By:	/s/ Steven Shum
Name:	Steven Shum
Title:	CEO

Acknowledged and Agreed to by:

FIVE NARROW LANE LP

By:	/s/ Joseph Hammer
Name:	Joseph Hammer
Title:	General Partner

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EXHIBIT A

REGISTRATION RIGHTS AGREEMENT